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                                                                     EXHIBIT 4.7

                                                       MERGER WARRANT NO. 96-000
                                                       EXPIRATION DATE:  7-31-99

                 NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT


     This is to certify that, for value received, the registered holder named on the signature page (the "Holder"), is entitled for a period commencing one year and one day after the date hereof and ending on the Expiration Date, subject to the terms and conditions herein set forth, to purchase from American Dental Technologies, Inc. (the "Company") the number of shares of the Company's common stock ("Common Stock") set forth below Holder's name at a purchase price of [$1.00] per share.

     Other than as specified below, this Warrant is non-transferable and may only be exercised by the Holder in whole or in part by written certified or registered mail notice to the Company accompanied by the surrendered Warrant and payment of the purchase price in certified or bank funds for the number of shares so purchased. If this Warrant is exercised in part only, the Company shall execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of shares purchasable hereunder.

     This Warrant may be exercised only by Holder and may not be transferred other than by will, laws of descent and distribution, a qualified domestic relations order, or upon the prior written consent of Company. Any attempted assignment, transfer, pledge or other disposition of this Warrant other than as provided herein, shall be void and of no effect.

     Within five business days of receipt of notice of exercise of the Warrant as above provided, the Company shall cause to be issued in the name of and delivered to Holder a certificate or certificates for the shares of Common Stock so purchased. The Company covenants and agrees that all shares of Common Stock which may be delivered upon exercise of this Warrant will, upon delivery, be fully paid and non-assessable. The Holder of this Warrant agrees, by the acceptance hereof, to pay all transfer taxes with respect to the issuance or delivery of this Warrant or the Common Stock which may be delivered upon its exercise. The Company agrees at all times to reserve and hold available a sufficient number of authorized shares of Common Stock to cover the number of shares issuable upon the exercise of this Warrant.

     In case the shares of Common Stock at any time outstanding shall be subdivided into a greater number of shares, or combined into a lesser number of shares, then each share of Common Stock purchasable under this Warrant shall be replaced for the purposes hereof by the number of the subdivided or consolidated shares, as the case may be, issued in substitution for each one share of Common Stock then issued and outstanding; and in case at any time the Company shall issue any additional shares of Common Stock as a stock dividend which the Holder of this Warrant shall thereafter be entitled to purchase for the same aggregate price upon the exercise of its rights hereunder, then the shares

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purchasable under this Warrant shall be increased in the same ratio as the then outstanding Common Stock was increased by such stock dividend, and the purchase price per share correspondingly decreased. No fractional shares will be issued and in lieu thereof, Holder would receive an amount of cash equal to the closing sale price of the Common Stock as reported by Nasdaq on the last trading day before the adjustment date multiplied by the fractional share to which Holder would otherwise be entitled.

     The Company will at all times in good faith assist in carrying out the terms of this Warrant to protect the rights of the Holder against dilution as provided herein.

     Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder will not offer, distribute, sell, transfer or otherwise dispose of the shares received upon exercise of the Warrant except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto;
(ii) an opinion, satisfactory to the Company, addressed to the Company, from counsel satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws; or (iii) a letter from the staff of the Securities and Exchange Commission ("SEC") or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents deemed necessary by the Company and required by the regulatory authority of any state in connection with any public offering of the shares underlying the Warrant.

     The Company agrees to use its best efforts to file a registration statement on Form S-3 (or a successor form) on September 1, 1997, May 15, 1998, November 15, 1998 and August 15, 1999 (or if such date is not a business day, on the first business day thereafter), providing for the sale by Holder of shares of Common Stock acquired upon exercise of this Warrant at least ten days prior to such date and which were not previously registered under the Act, and to use its reasonable best efforts to cause each such registration statement to be declared effective by the SEC and to continue to be effective until the second anniversary of the effective date thereof or until such shares may be sold pursuant to Rule 144(k) under the Act, whichever occurs earlier. The Company 's obligation to register shares on behalf of any Holder shall be conditional upon the Company 's receipt from such Holder in writing, at least five days prior to the date of such registration statement filing, of (i) all information reasonably requested by the Company in connection with the preparation of such registration statement, and (ii) an undertaking by such Holder to (a) indemnify the Company and its directors, officers and affiliates for all claims, damages, liabilities and expenses incurred by them arising out or based upon any untrue statement or omission, or alleged untrue statement or omission, made in such registration statement or prospectus in reliance upon information furnished to the Company by such Holder for use therein and (b) temporarily cease making sales of shares registered under such registration

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statement upon receipt of written notice from the Company , if the Company determines, in good faith, that the use of the prospectus included in such registration statement would require the disclosure of important information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, until the receipt of a further notice from the Company that sales may resume under the registration statement. The Company shall not be required to file a registration statement if, on the applicable filing date thereof, (i) the number of shares to be registered by such registration statement is less than 500,000 shares, (ii) the Company is not eligible to use Form S-3 in connection with such registration, (iii) the Company has determined, in good faith, as of such date that the filing of such registration statement would require the disclosure of important information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would impede the Company 's ability to consummate a significant transaction; provided, that in the case of (ii), the Company shall be required to file such registration statement as soon as practicable after it becomes eligible to use Form S-3 in connection with such registration and, in the case of (iii), the Company shall be required to file such registration statement as soon as practicable after it has determined that such disclosure would no longer be required or the Company's ability to consummate such transaction would no longer be impeded.

     The Holder of this Warrant shall not be entitled to vote or receive dividends nor be deemed the owner of Common Stock of the Company for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of the stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, until this Warrant shall have been validly exercised as provided above and the Common Stock purchasable upon the exercise thereof shall have become deliverable to the Holder as herein provided.

     In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any lost, stolen or destroyed Warrant, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Company.

     This Warrant issued this 31st day of July, 1996.

                                       AMERICAN DENTAL TECHNOLOGIES, INC.
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Registered Holder

                                       By:
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Address                                   Anthony D. Fiorillo, President

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Number of Shares

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